Exhibit 99.1

Quarterly Earnings Review

April 19, 2011

Table of Contents

Organization of Our Businesses	2

First Quarter 2011 Financial Highlights	3

Financial Summary/Key Metrics	4

Business Metrics	5

Fee and Other Revenue	7

Foreign Exchange and Other Trading Revenue	8

Net Interest Revenue	8

Noninterest Expense	9

Investment Securities Portfolio	10

Capital	10

Nonperforming Assets	11

Allowance for Credit Losses, Provision and Net Charge-offs	11

Review of Businesses

• Investment Management	12

• Investment Services	14

• Other segment	16

Supplemental Information – Explanation of Non-GAAP Financial Measures	17

Cautionary Statement	20

BNY Mellon 1Q11 Quarterly Earnings Review

ORGANIZATION OF OUR BUSINESSES

In the first quarter of 2011, BNY Mellon realigned its internal reporting structure and business presentation to focus on its two principal businesses, Investment Management and Investment Services. The realignment reflects management’s current approach to assessing performance and decisions regarding resource allocations. Investment Management includes the former Asset Management and Wealth Management businesses. Investment Services includes the former Asset Servicing, Issuer Services and Clearing Services businesses as well as the Cash Management business previously included in the Treasury Services business. The credit-related activities previously included in the Treasury Services business, are now included in the Other segment. Accordingly, the income statement has been changed to reflect this realignment. The following are the changes to the income statement:

•	Investment management and performance fees consist of the former asset and wealth management fee revenue; and

•	Investment services fees consist of the former securities servicing fees, including asset servicing, issuer services, clearing services, as well as treasury services fee revenue.

All prior periods have been reclassified. The reclassifications did not affect the results of operations.

Also, in the first quarter of 2011, we revised the net interest revenue for our businesses to reflect a new approach to transfer pricing domestic deposits. All prior period business results have been restated to reflect this revision. This revision did not impact the consolidated results.

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BNY Mellon 1Q11 Quarterly Earnings Review

FIRST QUARTER 2011 FINANCIAL HIGHLIGHTS

	Net income from continuing operations (a)			EPS from continuing operations (a) (b)
	(in millions)			1Q10	4Q10	1Q11	1Q11 vs.
	1Q10	4Q10	1Q11				1Q10	4Q10
Earnings:
Continuing operations – GAAP	$601	$690	$625	$0.49	$0.55	$0.50	2%	(9)%
Non-GAAP adjustments (a)	119	44	6	0.10	0.04	—

Subtotal Non-GAAP operating basis	720	734	631	0.59	0.59	0.50	(15)%	(15)%
Intangible amortization	62	72	68	0.05	0.06	0.05

Continuing operations – Non-GAAP	$782	$806	$699	$0.64	$0.65	$0.55	(14)%	(15)%

Net income applicable to common shareholders – GAAP	$559	$679	$625	$0.46	$0.54	$0.50	9%	(7)%

KEY POINTS (comparisons are unannualized 1Q11 vs. 1Q10 unless otherwise stated)

•	Earnings
-	Total revenue of $3.6 billion +9%.
-	Investment management fees +11% - benefiting from higher market values and net new business.
-	Investment services fees +27% - benefiting from impact of the Acquisitions, new business and higher market values.
-	Foreign exchange and other trading revenue decreased 24% primarily due to lower fixed income trading revenue.
-	Net interest revenue decreased 9% due to the continued impact of the low interest rate environment.
-	Non-U.S. revenue 37% +200 bps.
-	Total revenue decreased 3% sequentially driven by seasonality in performance fees and Depositary Receipts and lower foreign exchange volatility.
-	Noninterest expense +11% reflecting the impact of the Acquisitions, our revenue mix and higher employee benefits expense. (c)
-	Effective tax rate of 29.3% flat compared with 1Q10.
•	AUC/A and AUM
-	Record levels of AUC/A and AUM in 1Q11 reflecting higher market values and net new business.
-	AUC/A of $25.5 trillion, + 14%.
-	AUM of $1.2 trillion, + 11%.
-	Long-term inflows of $31 billion in 1Q11.
-	Short-term outflows of $5 billion in 1Q11.
•	Capital
-	We continued our strong capital generation in 1Q11. Our Tier 1 common equity increased $798 million, or 7%, (28% annualized) compared with Dec. 31, 2010.
-	Tier 1 common ratio 12.4% and return on Tier 1 common 21%. (a)
-	Increased quarterly dividend 44% to $0.13 per common share.
-	Repurchased 1.1 million common shares.

(a)	See Supplemental information beginning on page 17 for GAAP to Non-GAAP reconciliations.
(b)	Diluted earnings per share is determined based on the net income reported on the income statement less earnings allocated to participating securities of $5 million in the first quarter of 2010, $6 million in the fourth quarter of 2010 and $6 million in the first quarter of 2011, and the excess of redeemable value over the fair value of noncontrolling interests of $6 million in the first quarter of 2011.
(c)	Total noninterest expense on a GAAP basis is presented on page 4.

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BNY Mellon 1Q11 Quarterly Earnings Review

FINANCIAL SUMMARY

(dollar amounts in millions, non-FTE basis unless otherwise noted; common shares in thousands)						1Q11 vs.
	1Q10	2Q10	3Q10	4Q10	1Q11	1Q10	4Q10
Revenue:
Fee and other revenue – GAAP	$2,529	$2,555	$2,668	$2,972	$2,838
Less: Net securities gains	7	13	6	1	5

Total fee revenue – GAAP	$2,522	$2,542	$2,662	$2,971	$2,833	12%	(5)%
Income of consolidated investment management funds, net of noncontrolling interests (a)	41	32	49	45	66
Net interest revenue – GAAP	765	722	718	720	698	(9)	(3)
Total revenue excluding net securities gains – Non-GAAP	3,328	3,296	3,429 (b)	3,736 (b)	3,597 (b)	8	(4)
Total revenue – GAAP	3,359	3,342	3,423	3,751	3,646	9	(3)
Provision for credit losses	$35	$20	$(22)	$(22)	$—

Expense:
Noninterest expense – GAAP	$2,440	$2,316	$2,611	$2,803	$2,697	11	(4)
Less: Amortization of intangible assets	97	98	111	115	108
Restructuring charges	7	(15)	15	21	(6)
M&I expenses	26	14	56	43	17
Special litigation reserves	164	N/A	N/A	N/A	N/A
Total noninterest expense – Non-GAAP	2,146	2,219	2,429 (b)	2,624 (b)	2,578 (b)	20	(2)

Income:
Income from continuing operations before income taxes	884	1,006	834	970	949
Provision for income taxes	258	304	220	265	279
Income from continuing operations	$626	$702	$614	$705	$670	7%	(5)%
Net (income) loss attributable to noncontrolling interests (a)	(25)	(34)	11	(15)	(45)

Net income from continuing operations	601	668	625	690	625
Net loss from discontinued operations	(42)	(10)	(3)	(11)	—

Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$559	$658	$622	$679	$625

Key Metrics (c):
Pre-tax operating margin – GAAP (d)	26%	30%	24%	26%	26%
Non-GAAP adjusted (d)	34%	32%	30%	30%	28%

Return on common equity (annualized) – GAAP (d)	8.2%	8.8%	7.8%	8.5%	7.7%

Return on tangible common equity (annualized) Non-GAAP (d)	25.8%	25.7%	26.3%	27.5%	24.3%

Fee revenue as a percentage of total revenue excluding net securities gains	75%	76%	78%	79%	78%

Percentage of non-U.S. fee, net interest revenue and income of consolidated investment management funds, net of noncontrolling interests	35%	35%	36%	38%	37%

Period end:
Employees	42,300	42,700	47,700	48,000	48,400
Market capitalization	$37,456	$29,975	$32,413	$37,494	$37,090
Common shares outstanding	1,212,941	1,214,042	1,240,454	1,241,530	1,241,724
(a)	Includes income of $(24) million, income of $(33) million, loss of $12 million, income of $(14) million and income of $(44) million, of noncontrolling interests related to consolidated investment management funds, respectively.
(b)	Includes total revenue of $237 million in the third quarter of 2010, $253 million in the fourth quarter of 2010 and $270 million in the first quarter of 2011 and noninterest expense of $185 million in the third quarter of 2010, $196 million in the fourth quarter of 2010 and $203 million in the first quarter of 2011 from the GIS and BAS acquisitions (collectively, the “Acquisitions”).
(c)	Key metrics for all periods in 2010 are presented on a continuing operations basis.
(d)	See Supplemental information beginning on page 17 for GAAP to Non-GAAP reconciliations.
N/A	– Not applicable.

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BNY Mellon 1Q11 Quarterly Earnings Review

BUSINESS METRICS

Investment Management metrics						1Q11 vs.
	1Q10	2Q10	3Q10	4Q10	1Q11	1Q10	4Q10
Changes in market value of assets under management (in billions):
Beginning balance	$1,115	$1,105	$1,047	$1,141	$1,172
Net inflows:
Long-term	16	12	11	9	31
Money market	(25)	(17)	18	6	(5)
Total net inflows	(9)	(5)	29	15	26
Net market/currency impact	(1)	(53)	65	16	31
Ending balance	$1,105	$1,047	$1,141	$1,172	$1,229 (a)	11%	5%

Composition of assets under management at period end (b):
Equity	31%	30%	31%	32%	34%
Money market	30	30	29	29	27
Fixed income	28	30	30	29	30
Alternative investments and overlay	11	10	10	10	9
Total	100%	100%	100%	100%	100%

Wealth management:
Average loans (in millions)	$6,302	$6,350	$6,520	$6,668	$6,825	8%	2%
Average deposits (in millions)	$7,325	$8,018	$8,455	$9,140	$9,272	27%	1%
(a)	Preliminary.
(b)	Excludes securities lending cash management assets.

Investment Services metrics						1Q11 vs.
	1Q10	2Q10	3Q10	4Q10	1Q11	1Q10	4Q10
Market value of assets under custody and administration at period-end (in trillions)	$22.4	$21.8	$24.4	$25.0	$25.5	14%	2%

Market value of securities on loan at period-end (in billions) (a)	$253	$248	$279	$278	$278	10%	—%

Average loans (in millions)	$14,273	$17,053	$17,941	$19,053	$20,554	44%	8%
Average deposits (in millions)	$122,350	$121,468	$123,212	$136,060	$141,115	15%	4%

Asset servicing:
New business wins (in billions)	$205	$419	$480	$350	$496

Corporate Trust:
Total debt serviced (in trillions)	$11.8	$11.6	$12.0	$12.0	$11.9	1%	(1)%
Number of deals administered	141,904	140,551	135,613	138,067	133,416	(6)%	(3)%

Depositary Receipts:
Number of sponsored programs	1,336	1,345	1,353	1,363	1,368	2%	—%
Total depositary receipts outstanding (in billions)	28.3	29.9	30.0	30.4	31.0	10%	2%

Clearing services:
DARTS volume (in millions)	188.0	198.4	161.4	185.5	207.2	10%	12%
Average active clearing accounts (in thousands)	4,811	4,896	4,929	4,967	5,443	13%	10%
Total mutual fund assets (U.S. platform) (in millions)	$224,219	$229,714	$243,573	$264,076	$287,682	28%	9%
Average margin loans (in millions)	$5,229	$5,775	$6,261	$6,281	$6,978	33%	11%

Broker-Dealer:
Average tri-party repo collateral (in billions)	$1,540	$1,565	$1,631	$1,793	$1,805	17%	1%

Treasury services:
Global payments volume (in thousands)	10,166	10,678	10,847	11,042	10,587	4%	(4)%
(a)	Represents the total amount of securities on loan, both cash and non-cash, managed by the Investment Services business.

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BNY Mellon 1Q11 Quarterly Earnings Review

Market indices						1Q11 vs.
	1Q10	2Q10	3Q10	4Q10	1Q11	1Q10	4Q10
S&P 500 Index (a)	1169	1031	1141	1258	1326	13%	5%
S&P 500 Index – daily average	1123	1135	1095	1204	1302	16	8
FTSE 100 Index (a)	5680	4917	5549	5900	5909	4	—
FTSE 100 Index-daily average	5431	5361	5312	5760	5945	9	3
Barclays Capital Aggregate BondSM Index (a)	300	299	329	323	328	9	2
MSCI EAFE® Index (a)	1584	1348	1561	1658	1703	8	3
NYSE and NASDAQ Share Volume (in billions)	246	299	233	219	225	(9)	3
(a)	Period end.

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BNY Mellon 1Q11 Quarterly Earnings Review

FEE AND OTHER REVENUE

Fee and other revenue	1Q10	2Q10	3Q10		4Q10		1Q11		1Q11 vs.
(dollar amounts in millions)									1Q10	4Q10
Investment services fees:
Asset servicing	$637	$668	$870		$914		$923		45%	1%
Issuer services	333	354	364		409		351		5	(14)
Clearing services	230	245	252		278		292		27	5
Treasury services	131	125	132		129		128		(2)	(1)
Total investment services fees	1,331	1,392	1,618		1,730		1,694		27	(2)
Investment management and performance fees	686	686	696		800		764		11	(5)
Foreign exchange and other trading revenue	262	220	146		258		198		(24)	(23)
Distribution and servicing	48	51	56		55		53		10	(4)
Financing-related fees	50	48	49		48		43		(14)	(10)
Investment and other income	145	145	97		80		81		(44)	1
Total fee revenue	2,522	2,542	2,662		2,971		2,833		12	(5)
Net securities gains	7	13	6		1		5		N/M	N/M
Total fee and other revenue	$2,529	$2,555	$2,668	(a)	$2,972	(a)	$2,838	(a)	12%	(5)%
Fee revenue as a percentage of total revenue excluding net securities gains	75%	76%	78%		79%		78%
(a)	Total fee revenue from the Acquisitions was $234 million in the third quarter of 2010, $246 million in the fourth quarter of 2010 and $261 million in the first quarter of 2011.

N/M - Not meaningful.

KEY POINTS

•

Asset servicing fees – Year-over-year and sequential results were positively impacted by higher market values, new business and asset inflows from existing clients. The year-over-year increase was primarily driven by the impact of the Acquisitions.

•

Issuer services fees – The increase year-over-year reflects higher depositary receipts revenue, reflecting higher corporate action and issuance and cancellation fees. The decrease sequentially was driven by seasonally lower depositary receipts revenue.

•

Clearing services fees – The year-over-year and sequential increases reflect strong growth in mutual fund assets and positions, increased daily average revenue trades (“DARTs”), higher market values and new business. The year-over-year increase was also driven by the impact of the GIS acquisition.

•

Investment management and performance fees totaled $764 million in the first quarter of 2011, an increase of 11% year-over-year and a decrease of 5% (unannualized) sequentially. Excluding performance fees, these fees totaled $747 million, an increase of 11% compared with the prior year period and 3% (unannualized) sequentially. Both increases were primarily due to higher market values and net new business.

•

Foreign exchange and other trading revenue totaled $198 million compared with $262 million in the prior year period and $258 million in the fourth quarter of 2010. In the first quarter of 2011, foreign exchange revenue totaled $173 million, a decrease of 1% year-over-year and 16% (unannualized) sequentially as increased volumes were more than offset by declines in volatility. Other trading revenue was $25 million in the first quarter of 2011, a decrease of $62 million compared with the first quarter of 2010 and $27 million compared with the fourth quarter of 2010. Both decreases were driven by lower fixed income and derivatives trading revenue.

•

Investment and other income totaled $81 million compared with $145 million in the prior year period and $80 million in the fourth quarter of 2010. The decrease year-over-year primarily reflects a reduction in foreign currency translation revenue and lower lease residual gains.

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BNY Mellon 1Q11 Quarterly Earnings Review

FOREIGN EXCHANGE AND OTHER TRADING REVENUE

Foreign exchange and other trading revenue (in millions)	1Q10	2Q10	3Q10	4Q10	1Q11
Foreign exchange	$175	$246	$160	$206	$173
Fixed income	80	(32)	(7)	39	17
Credit derivatives (a)	(2)	4	(6)	(3)	(1)
Other	9	2	(1)	16	9
Total	$262	$220	$146	$258	$198
(a)	Used as economic hedges of loans.

NET INTEREST REVENUE

Net interest revenue						1Q11 vs.
(dollar amounts in millions)	1Q10	2Q10	3Q10	4Q10	1Q11	1Q10		4Q10
Net interest revenue (non-FTE)	$765	$722	$718	$720	$698	(9)%		(3)%
Net interest revenue (FTE)	770	727	723	724	702	(9)		(3)
Net interest margin (FTE)	1.89%	1.74%	1.67%	1.54%	1.49%	(40	) bps	(5	) bps
Selected average balances:
Cash/interbank investments	$71,788	$73,673	$74,803	$82,000	$82,524	15%		1%
Trading account securities	2,075	2,752	3,194	2,698	3,698	78		37
Securities	55,352	54,030	57,993	65,370	65,397	18		—
Loans	34,214	36,664	36,769	37,529	38,566	13		3

Interest-earning assets	163,429	167,119	172,759	187,597	190,185	16		1
Interest-bearing deposits	101,034	99,963	104,033	111,776	116,515	15		4
Noninterest-bearing deposits	33,330	34,628	33,198	39,625	38,616	16		(3)
Selected average yields/rates:
Cash/interbank investments	0.89%	0.82%	0.83%	0.98%	0.83%
Trading account securities	2.49	2.62	2.57	3.02	2.44
Securities	3.67	3.62	3.41	3.02	2.96
Loans	2.46	2.30	2.23	2.12	2.08
Interest-earning assets	2.18	2.08	2.03	1.95	1.85
Interest-bearing deposits	0.16	0.17	0.19	0.22	0.23
Average cash/interbank investments as a percentage of average interest-earning assets	44%	44%	43%	44%	43%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	20%	21%	19%	21%	20%

bps – basis points.

FTE – fully taxable equivalent.

KEY POINTS

•

Net interest revenue totaled $698 million in 1Q11, a decrease of $67 million compared with 1Q10 and $22 million sequentially. Both the year-over-year and sequential declines reflect lower spreads resulting from the continued impact of the low interest rate environment and lower discount accretion, partially offset by higher average assets. The sequential decline also reflects a lower day count. Net interest revenue in the first quarter of 2011 includes $10 million related to both timing differences on hedges and an interest payment on a deposit for a bankruptcy matter.

•	The net interest margin (FTE) was 1.49% in 1Q11, compared with 1.89% in 1Q10 and 1.54% in 4Q10. The declines primarily reflect the factors mentioned above.

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BNY Mellon 1Q11 Quarterly Earnings Review

NONINTEREST EXPENSE

Noninterest expense	1Q10	2Q10	3Q10		4Q10		1Q11	1Q11 vs.
(dollar amounts in millions)								1Q10	4Q10
Staff:
Compensation	$753	$763	$850		$871		$876	16%	1%
Incentives	284	272	289		348		325	14	(7)
Employee benefits	183	199	205		198		223	22	13
Total staff	1,220	1,234	1,344		1,417		1,424	17	—
Professional, legal and other purchased services	241	256	282		320		283	17	(12)
Software and equipment	169	162	187		207		206	22	—
Net occupancy	137	143	150		158		153	12	(3)
Distribution and servicing	89	90	94		104		111	25	7
Business development	52	68	63		88		56	8	(36)
Sub-custodian	52	65	60		70		68	31	(3)
Other	186	201	249		260		277	49	7
Subtotal	2,146	2,219	2,429	(a)	2,624	(a)	2,578 (a)	20	(2)
Amortization of intangible assets	97	98	111		115		108	11	(6)
Restructuring charges	7	(15)	15		21		(6)	N/M	N/M
M&I expenses	26	14	56		43		17	(35)	(60)
Special litigation reserves	164	N/A	N/A		N/A		N/A	N/M	N/M
Total noninterest expense	$2,440	$2,316	$2,611		$2,803		$2,697	11%	(4)%
Total staff expense as a percentage of total revenue	36%	37%	39%		38%		39%
(a)	Noninterest expense from the Acquisitions was $185 million in the third quarter of 2010, $196 million in the fourth quarter of 2010 and $203 million in the first quarter of 2011.

N/A - Not applicable.

N/M - Not meaningful.

KEY POINTS

•

Total noninterest expense (excluding amortization of intangible assets, restructuring charges, M&I expenses and special litigation reserves) (Non-GAAP) increased 20% compared with the prior year period, 11% excluding the Acquisitions, and decreased 2% (unannualized) sequentially.

-	The year-over-year increase, excluding the impact of the Acquisitions, reflects higher expenses associated with our revenue mix, $47 million of litigation expense in 1Q11, higher pension and healthcare expenses, and continued investment in our franchise.

-	The sequential decrease reflects seasonality, as well as higher expenses in the fourth quarter of 2010 primarily related to the full-year impact of adjusting compensation to market levels and the write-off of equipment, partially offset by higher litigation and pension and healthcare expenses.

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BNY Mellon 1Q11 Quarterly Earnings Review

INVESTMENT SECURITIES PORTFOLIO

At March 31, 2011, the fair value of our investment securities portfolio totaled $66.4 billion. The unrealized pre-tax net gain on our total securities portfolio was $569 million at March 31, 2011 compared with a pre-tax net gain of $353 million at Dec. 31, 2010 and an unrealized pre-tax net loss of $247 million at March 31, 2010. The investment securities previously included in the former Grantor Trust were marked down to approximately 60% of face value in 2009. At March 31, 2011, these securities were trading above adjusted amortized cost with a total unrealized pre-tax gain of $823 million.

The following table shows the distribution of our investment securities portfolio.

Investment securities portfolio
	Dec. 31, 2010		1Q11 change in unrealized gain/ (loss)	March 31, 2011			Fair value as a % of amortized cost (a)	Unrealized gain/(loss)	Ratings
(dollar amounts in millions)	Fair value			Amortized cost	Fair value				AAA/ AA-	A+/ A-	BBB+/ BBB-	BB+ and lower	Not rated
Watch list: (b)
European floating rate notes (c)	$4,636		$39	$5,020	$4,628		91%	$(392)	86%	11%	3%	—%	—%
Commercial MBS	2,281		2	2,073	2,131		103	58	92	5	3	—	—
Non-agency RMBS	2,577		67	2,652	2,428		84	(224)	30	7	12	51	—
Credit cards	517		—	437	442		99	5	2	96	2	—	—
Other	331		13	305	341		50	36	6	1	24	16	53
Total Watch list (b)	10,342		121	10,487	9,970		89	(517)	67	12	6	13	2
Agency RMBS	20,157		(44)	18,894	19,227		102	333	100	—	—	—	—
Sovereign debt/ sovereign guaranteed	8,585		(27)	9,661	9,683		100	22	100	—	—	—	—
U.S. Treasury securities	12,635		(50)	13,683	13,618		100	(65)	100	—	—	—	—
Non-agency RMBS (d)	4,496		245	3,560	4,383		75	823	2	1	3	94	—
Foreign covered bonds	2,868		(19)	3,122	3,087		99	(35)	97	3	—	—	—
FDIC-insured debt	2,474		(9)	2,460	2,497		101	37	100	—	—	—	—
U.S. Government agency debt	1,005		(4)	1,023	1,017		99	(6)	100	—	—	—	—
Other	3,807		3	2,942	2,919		99	(23)	32	11	4	1	52
Total investment securities	$66,369	(e)	$216	$65,832	$66,401	(e)	97%	$569	85%	3%	1%	8%	3%
(a)	Amortized cost before impairments.
(b)	The “Watch list” includes those securities we view as having a higher risk of impairment charges.
(c)	Includes RMBS, commercial MBS, and other securities.
(d)	These RMBS were previously included in the former Grantor Trust and were marked to market in 2009. We believe these RMBS would receive higher credit ratings if these ratings incorporated, as additional credit enhancement, the difference between the written-down amortized cost and the current face amount of each of these securities.
(e)	Includes net unrealized gains on derivatives hedging securities available-for-sale of $60 million at Dec. 31, 2010 and $92 million at March 31, 2011.

CAPITAL

Capital ratios	March 31, 2010	Dec. 31, 2010	March 31, 2011 (a)
Tier 1 capital ratio (b)	13.3%	13.4%	14.0%
Total (Tier 1 plus Tier 2) capital ratio (b)	17.2	16.3	16.8
Leverage capital ratio (b)	6.5	5.8	6.1
Common shareholders’ equity to total assets ratio (c)	13.5	13.1	12.5
Tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (c)	6.1	5.8	5.9
Tier 1 common equity to risk-weighted assets ratio (b)(c)	11.6	11.8	12.4
(a)	Preliminary.
(b)	On a regulatory basis as determined under Basel 1 guidelines.
(c)	See the Supplemental information section beginning on page 17 for a calculation of these ratios.

We continued our strong capital generation in 1Q11. Our Tier 1 common equity increased $798 million, or 7%, compared with Dec. 31, 2010, primarily driven by earnings retention.

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BNY Mellon 1Q11 Quarterly Earnings Review

NONPERFORMING ASSETS

Nonperforming assets (dollar amounts in millions)	March 31, 2010	Dec. 31, 2010		March 31, 2011
Loans:
Other residential mortgages	$204	$244		$245
Wealth management	58	59		56
Commercial real estate	50	44		36
Commercial	40	34		32
Foreign	7	7		7
Financial institutions	95	5		4
Total nonperforming loans	454	393		380
Other assets owned	5	6		6
Total nonperforming assets	$459	$399	(a)	$386	(a)
Nonperforming assets ratio	1.4%	1.1%		1.0%
Allowance for loan losses/nonperforming loans	114.5	126.7		122.9
Total allowance for credit losses/nonperforming loans	140.5	145.3		145.8
(a)	Loans of consolidated investment management funds are not part of BNY Mellon’s loan portfolio. Included in these loans are nonperforming loans of $150 million at March 31, 2010, $218 million at Dec. 31, 2010 and $239 million at March 31, 2011. These loans are recorded at fair value and therefore do not impact the provision for credit losses and allowance for loan losses, and accordingly are excluded from the nonperforming assets table above.

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs	Quarter ended
(in millions)	March 31 2010	Dec. 31, 2010	March 31, 2011
Allowance for credit losses – beginning of period	$628	$608	$571
Provision for credit losses	35	(22)	—
Net (charge-offs) recoveries:
Other residential mortgages	(12)	(14)	(17)
Financial institutions	(20)	(1)	1
Commercial	12	2	1
Commercial real estate	(5)	(2)	(2)
Total net (charge-offs) recoveries	(25)	(15)	(17)
Allowance for credit losses – end of period	$638	$571	$554
Allowance for loan losses	$520	$498	$467
Allowance for unfunded commitments	118	73	87

There was no provision for credit losses recorded in the first quarter of 2011, compared with a charge of $35 million in the first quarter of 2010 and a credit of $22 million in the fourth quarter of 2010. During the first quarter of 2011, the total allowance for credit losses decreased $17 million and net charge-offs totaled $17 million.

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BNY Mellon 1Q11 Quarterly Earnings Review

REVIEW OF BUSINESSES

INVESTMENT MANAGEMENT (provides investment management services to institutional and retail investors, as well as investment management, wealth and estate planning and private banking solutions to high net worth individuals and families, and foundations and endowments)

(dollar amounts in millions, unless otherwise noted)	1Q10	2Q10	3Q10	4Q10	1Q11	1Q11 vs.
						1Q10	4Q10
Revenue:
Investment management and performance fees:
Mutual funds	$249	$254	$270	$293	$283	14%	(3)%
Institutional clients	265	262	264	283	302	14	7
Wealth management	174	170	172	174	181	4	4
Performance fees	13	19	16	75	17	31	N/M
Total investment management and performance fees	701	705	722	825	783	12	(5)
Distribution and servicing	47	49	53	52	51	9	(2)
Other (a)	27	13	18	22	36	33	64
Total fee and other revenue (a)	775	767	793	899	870	12	(3)
Net interest revenue	52	53	50	50	53	2	6
Total revenue	827	820	843	949	923	12	(3)
Provision for credit losses	—	1	—	2	—	N/M	N/M
Noninterest expense (ex. amortization of intangible assets)	569	596	624	667	630	11	(6)
Income before taxes (ex. amortization of intangible assets)	258	223	219	280	293	14	5
Amortization of intangible assets	58	59	59	61	55	(5)	(10)
Income before taxes	$200	$164	$160	$219	$238	19%	9%
Pre-tax operating margin	24%	20%	19%	23%	26%
Pre-tax operating margin (ex. amortization of intangible assets)	31%	27%	26%	29%	32%
Metrics:
Changes in market value of assets under management (in billions):
Beginning balance	$1,115	$1,105	$1,047	$1,141	$1,172
Net inflows:
Long-term	16	12	11	9	31
Money market	(25)	(17)	18	6	(5)
Total net inflows	(9)	(5)	29	15	26
Net market/currency impact	(1)	(53)	65	16	31
Ending balance	$1,105	$1,047	$1,141	$1,172	$1,229 (b)	11%	5%
Composition of assets under management at period end (c):
Equity	31%	30%	31%	32%	34%
Money market	30	30	29	29	27
Fixed income	28	30	30	29	30
Alternative investments and overlay	11	10	10	10	9
Total	100%	100%	100%	100%	100%
Wealth management:
Average loans (in millions)	$6,302	$6,350	$6,520	$6,668	$6,825	8%	2%
Average deposits (in millions)	$7,325	$8,018	$8,455	$9,140	$9,272	27%	1%
(a)	Total fee and other revenue includes the impact of the consolidated investment management funds. See Supplemental information beginning on page 17. Additionally, other revenue includes asset servicing, clearing services and treasury services revenue.
(b)	Preliminary.
(c)	Excludes securities lending cash management assets.

N/M – Not meaningful.

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BNY Mellon 1Q11 Quarterly Earnings Review

INVESTMENT MANAGEMENT KEY POINTS

•

Investment Management results reflect the benefit of new business in the investment management boutiques and wealth management platform, higher equity values, improved investment performance, seasonality (sequentially), and the adverse impact of the low interest rate environment.

•	Assets under management were a record $1.2 trillion at March 31, 2011, up 11% year-over-year and 5% (unannualized) sequentially, reflecting the impact of higher market values and net new business.

-	Net long-term inflows were $31 billion and short-term outflows were $5 billion in 1Q11. Long-term inflows benefited from strength in fixed income and equity indexed products.

•

Investment management and performance fees were up 12% year-over-year and decreased 5% (unannualized) sequentially. The year-over-year increase reflects net new business, higher market values and improved investment performance. The sequential decrease reflects seasonally lower performance fees, partially offset by higher market values and net new business. Excluding performance fees, these fees increased 11% year-over-year and 2% (unannualized) sequentially.

•	Net interest revenue increased 2% year-over-year and 6% (unannualized) sequentially as wealth management loans and deposits reached record levels in 1Q11 due to organic growth.

-	Average loans increased 8% year-over-year and 2% (unannualized) sequentially; Average deposits increased 27% year-over-year and 1% (unannualized) sequentially.

•

Noninterest expense (ex. amortization of intangible assets) increased 11% year-over-year and decreased 6% (unannualized) sequentially. The year-over-year increase primarily resulted from higher incentive expense driven by new business, and higher distribution and servicing expense. The sequential decrease reflects lower incentive expense driven primarily by a seasonal decrease in performance fees.

•	Generated 300 basis points and 100 basis points of positive operating leverage sequentially and year-over-year, excluding amortization of intangible assets.

•	41% non-U.S. revenue in 1Q11 vs. 39% in 1Q10.

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BNY Mellon 1Q11 Quarterly Earnings Review

INVESTMENT SERVICES (provides global custody and related services, broker-dealer services, alternative investment services, corporate trust, depositary receipt and shareowner services, as well as clearing services and global payment/working capital solutions to global financial institutions)

(dollar amounts in millions, unless otherwise noted)						1Q11 vs.
	1Q10	2Q10	3Q10	4Q10	1Q11	1Q10	4Q10
Revenue:
Investment services fees:
Asset servicing	$607	$627	$845	$888	$897	48%	1%
Issuer services	333	354	364	409	351	5	(14)
Clearing services	227	240	250	276	290	28	5
Treasury services	130	124	131	128	127	(2)	(1)
Total investment services fees	1,297	1,345	1,590	1,701	1,665	28	(2)
Foreign exchange and other trading revenue	221	249	185	227	208	(6)	(8)
Other (a)	72	120	90	82	77	7	(6)
Total fee and other revenue (a)	1,590	1,714	1,865	2,010	1,950	23	(3)
Net interest revenue	653	608	589	598	639	(2)	7
Total revenue (b)	2,243	2,322	2,454	2,608	2,589	15	(1)
Noninterest expense (ex. amortization of intangible assets) (c)	1,419	1,521	1,630	1,759	1,763	24	—
Income before taxes (ex. amortization of intangible assets)	824	801	824	849	826	—	(3)
Amortization of intangible assets	38	39	52	53	53	39	—
Income before taxes	$786	$762	$772	$796	$773	(2)%	(3)%
Pre-tax operating margin	35%	33%	31%	31%	30%
Pre-tax operating margin (ex. amortization of intangible assets)	37%	34%	34%	33%	32%
Investment services fees as a percentage of noninterest expense (ex. amortization of intangible assets)	91%	88%	98%	97%	94%

Metrics:
Market value of assets under custody and administration at period-end (in trillions)	$22.4	$21.8	$24.4	$25.0	$25.5	14%	2%

Market value of securities on loan at period-end (in billions) (d)	$253	$248	$279	$278	$278	10%	—%

Securities lending revenue	$24	$30	$26	$27	$27	13%	—%

Average loans (in millions)	$14,273	$17,053	$17,941	$19,053	$20,554	44%	8%
Average deposits (in millions)	$122,350	$121,468	$123,212	$136,060	$141,115	15%	4%

Asset servicing:
New business wins (in billions)	$205	$419	$480	$350	$496

Corporate Trust:
Total debt serviced (in trillions)	$11.8	$11.6	$12.0	$12.0	$11.9	1%	(1)%
Number of deals administered	141,904	140,551	135,613	138,067	133,416	(6)%	(3)%

Depositary Receipts:
Number of sponsored programs	1,336	1,345	1,353	1,363	1,368	2%	—%
Total depositary receipts outstanding (in billions)	28.3	29.9	30.0	30.4	31.0	10%	2%

Clearing services:
DARTS volume (in millions)	188.0	198.4	161.4	185.5	207.2	10%	12%
Average active clearing accounts (in thousands)	4,811	4,896	4,929	4,967	5,443	13%	10%
Total mutual fund assets (U.S. platform) (in millions)	$224,219	$229,714	$243,573	$264,076	$287,682	28%	9%
Average margin loans (in millions)	$5,229	$5,775	$6,261	$6,281	$6,978	33%	11%

Broker-Dealer:
Average tri-party repo collateral (in billions)	$1,540	$1,565	$1,631	$1,793	$1,805	17%	1%

Treasury services:
Global payments transaction volume (in thousands)	10,166	10,678	10,847	11,042	10,587	4%	(4)%
(a)	Total fee and other revenue includes investment management fees and distribution and servicing revenue.
(b)	Total revenue from the Acquisitions was $237 million in the third quarter of 2010, $253 million in the fourth quarter of 2010 and $270 million in the first quarter of 2011.
(c)	Noninterest expense from the Acquisitions was $185 million in the third quarter of 2010, $196 million in the fourth quarter of 2010 and $203 million in the first quarter of 2011.
(d)	Represents the total amount of securities on loan, both cash and non-cash, managed by the Investment Services business.

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BNY Mellon 1Q11 Quarterly Earnings Review

INVESTMENT SERVICES KEY POINTS

•	Investment Services results reflect the impact of the Acquisitions (year-over-year), new business, improved market values and seasonality (sequentially).

•	Investment services fees totaled $1.7 billion, an increase of 28% year-over-year and a decrease of 2% (unannualized) sequentially.

-	Asset servicing revenue (global custody, broker-dealer services and alternative investment services) was $897 million in 1Q11 compared with $888 million in 4Q10 and $607 million in 1Q10. Year-over-year and sequential results were positively impacted by higher market values, new business and asset inflows from existing clients. The year-over-year increase was primarily driven by the impact of the Acquisitions.

-	Issuer services revenue (corporate trust, depositary receipts and shareowner services) was $351 million in 1Q11 compared with $409 million in 4Q10 and $333 million in 1Q10. The year-over-year increase was primarily driven by higher depositary receipts revenue, reflecting higher corporate action and issuance and cancellation fees. The decrease sequentially resulted from seasonally lower depositary receipts revenue.

-	Clearing services revenue (Pershing) was $290 million in 1Q11 compared with $276 million in 4Q10 and $227 million in 1Q10. The year-over-year and sequential increases reflect strong growth in mutual fund assets and positions, increased revenue from DARTs, higher market values and new business. The year-over-year increase also includes the impact of the GIS acquisition.

•	Foreign exchange and other trading revenue decreased 6% year-over-year and 8% (unannualized) sequentially, as increased foreign exchange volumes were more than offset by declines in volatility.

•

Net interest revenue was $639 million in 1Q11 compared with $598 million in 4Q10 and $653 million in 1Q10. The sequential increase reflects higher deposit balances partially offset by narrower spreads.

•

Noninterest expense (excluding amortization of intangible assets) increased 24% year-over-year and was flat sequentially. The year-over-year increase reflects the impact of the Acquisitions, higher litigation expenses and expenses in support of business growth. Sequentially, lower incentive expense was offset by higher litigation expense.

•	36% non-U.S. revenue in both 1Q11 and 1Q10.

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BNY Mellon 1Q11 Quarterly Earnings Review

OTHER SEGMENT (primarily includes credit-related services, the leasing portfolio, corporate treasury activities, business exits, M&I expenses and other corporate revenue and expense items)

(dollar amounts in millions)	1Q10	2Q10	3Q10	4Q10	1Q11
Revenue:
Fee and other revenue	$205	$106	$59	$108	$84
Net interest revenue	60	61	79	72	6
Total revenue	265	167	138	180	90
Provision for credit losses	35	19	(22)	(24)	—
Noninterest expense (ex. amortization of intangible assets, restructuring charges, M&I expenses and special litigation reserves)	158	102	175	198	185
Income (loss) before taxes (ex. amortization of intangible assets, restructuring charges, M&I expenses and special litigation reserves)	72	46	(15)	6	(95)
Amortization of intangible assets	1	—	—	1	—
Restructuring charges	7	(15)	15	21	(6)
M&I expenses	26	14	56	43	17
Special litigation reserves	164	N/A	N/A	N/A	N/A
Income (loss) before taxes	$(126)	$47	$(86)	$(59)	$(106)
Average loans and leases	$13,639	$13,261	$12,308	$11,808	$11,187
Average deposits	$4,689	$5,105	$5,564	$6,201	$4,744

N/A – Not applicable.

KEY POINTS

•

Total fee and other revenue decreased $121 million compared to 1Q10 and $24 million compared to 4Q10. Both decreases reflect lower fixed income and derivative trading revenue. The year-over-year decrease also reflects a reduction in foreign currency translation revenue and lower lease residual gains.

•

The year-over-year and sequential declines in net interest revenue reflect a reduction in the net interest margin resulting from the continued impact of the low interest rate environment. The year-over-year decline also reflects lower average loan and lease balances resulting from our credit strategy to reduce targeted risk exposure.

•

Noninterest expense (excluding amortization of intangible assets, restructuring charges, M&I expenses and special litigation reserves) increased $27 million compared to 1Q10 and decreased $13 million sequentially. The year-over-year increase reflects higher pension and healthcare expenses. The decrease sequentially primarily reflects the write-off of equipment in the fourth quarter of 2010 and a seasonal decrease in marketing and donations.

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BNY Mellon 1Q11 Quarterly Earnings Review

SUPPLEMENTAL INFORMATION – EXPLANATION OF NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Review certain Non-GAAP measures based upon tangible common shareholders’ equity. BNY Mellon believes that the ratio of tangible common shareholders’ equity to tangible assets of operations is a measure of capital strength that adds additional useful information to investors, supplementing the Tier 1 and Total capital ratios which are utilized by regulatory authorities. Unlike the Tier 1 capital ratio, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. This ratio is also informative to investors in BNY Mellon’s common stock because, unlike the Tier 1 capital ratio, it excludes trust preferred securities issued by BNY Mellon. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income.

BNY Mellon has provided the measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. BNY Mellon has presented revenue measures which exclude the effect of net securities gains and expense measures excluding items, such as merger and integration (“M&I”) expenses, amortization of intangible assets expenses and special litigation reserves taken in the first quarter of 2010. Return on equity measures and operating margin measures which exclude some or all of these items are also presented. The presentation of financial measures excluding special litigation reserves taken in the first quarter of 2010 provides investors the ability to view performance metrics on the basis that management views results. The presentation of income of consolidated investment management funds, net of noncontrolling interest related to the consolidation of certain asset management funds permits investors to view revenue on a basis consistent with prior periods. BNY Mellon believes that these measures are useful to investors because they permit a focus on period to period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to situations where accounting rules require certain ongoing charges as a result of prior transactions, or where we have incurred charges unrelated to operational initiatives. M&I expenses primarily relate to the Acquisitions which were consummated in the third quarter of 2010 and the merger with Mellon Financial Corporation in 2007. M&I expenses generally continue for approximately three years after the transaction, and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased, typically after approximately three years. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. With regards to the exclusion of net securities gains, BNY Mellon’s primary businesses are Investment Management and Investment Services. The management of these businesses is evaluated on the basis of the ability of these businesses to generate fee and net interest revenue and to control expenses, and not on the results of BNY Mellon’s investment securities portfolio. The investment securities portfolio is managed within the Other group of businesses. The primary objective of the investment securities portfolio is to generate net interest revenue from the liquidity generated by BNY Mellon’s processing businesses. BNY Mellon does not generally originate or trade the securities in the investment securities portfolio. With regards to higher yields related to the restructured investment securities portfolio, client deposits serve as the primary funding source for our investment securities portfolio and we typically allocate all interest revenue to the businesses generating the deposits. Accordingly, the higher yield related to the restructured investment securities portfolio has been included in the results of our businesses. The presentation of financial measures excluding special litigation reserves taken in the first quarter of 2010 provides investors the ability to view performance metrics on the basis that management views results. The presentation of income of consolidated investment management funds, net of noncontrolling interest related to the consolidation of certain assets management funds permits investors to view revenue on a basis consistent with prior periods. Restructuring charges relate to migrating positions to global growth centers and the elimination of certain positions. Excluding these charges permits investors to view expenses on a basis consistent with prior

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BNY Mellon 1Q11 Quarterly Earnings Review

periods. BNY Mellon believes that these presentations, as a supplement to GAAP information, gives investors a clearer picture of the results of its primary businesses.

In this Earnings Review, certain amounts are presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and on a business-level basis.

Reconciliation of net income and EPS – GAAP to Non-GAAP	1Q10			4Q10			1Q11
(in millions, except per common share amounts)	Net income	EPS (a)		Net income	EPS (a)		Net income	EPS (a)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP – Diluted EPS basis (a)	$559	$0.46		$679	$0.54		$625	$0.50
Loss from discontinued operations	(42)	(0.03)		(11)	(0.01)		—	—
Continuing operations – GAAP	601	0.49		690	0.55		625	0.50
Add: Restructuring charges	5	N/A		15	0.01		(5)	N/A
M&I expenses	16	0.01		29	0.02		11	N/A
Special litigation reserves	98	0.08		N/A	N/A		N/A	N/A
Net income from continuing operations applicable to common shareholders excluding restructuring charges, M&I expenses and special litigation reserves – Non-GAAP	720	0.59	(b)	734	0.59	(b)	631	0.50
Add: Amortization of intangible assets	62	0.05		72	0.06		68	0.05
Net income from continuing operations applicable to common shareholders excluding restructuring charges, M&I expenses, special litigation reserves and amortization of intangible assets – Non-GAAP	$782	$0.64		$806	$0.65		$699	$0.55
(a)	Diluted earnings per share are determined based on the net income reported on the income statement less earnings allocated to participating securities of $5 million in the first quarter of 2010, $6 million in the fourth quarter of 2010 and $6 million in the first quarter of 2011, and the excess of redeemable value over the fair value of noncontrolling interests of $6 million in the first quarter of 2011.
(b)	Does not foot due to rounding.
N/A	– Not applicable.

Investment management and performance fee revenue				1Q11 vs.
(dollars in millions)	1Q10	4Q10	1Q11	1Q10	4Q10
Investment management and performances fee revenue	$686	$800	$764	11%	(5)%
Less: Performance fees	13	73	17
Investment management and performance fee revenue excluding performance fees	$673	$727	$747	11%	3%

Income from consolidated investment management funds, net of noncontrolling interests
(in millions)	1Q10	2Q10	3Q10	4Q10	1Q11
Operations of consolidated investment management funds	$65	$65	$37	$59	$110
Less: Noncontrolling interest of consolidated investment management funds	24	33	(12)	14	44
Income from consolidated investment management funds, net of noncontrolling interests	$41	$32	$49	$45	$66

Income from consolidated investment management funds, net of noncontrolling interests
(in millions)	1Q10	2Q10	3Q10	4Q10	1Q11
Investment management and performance fees	$25	$29	$36	$35	$31
Investment and other income	16	3	13	10	35
Income from consolidated investment management funds, net of noncontrolling interests	$41	$32	$49	$45	$66

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BNY Mellon 1Q11 Quarterly Earnings Review

Reconciliation of income from continuing operations before income taxes – pre-tax operating margin
(dollars in millions)	1Q10	2Q10	3Q10	4Q10	1Q11
Income from continuing operations before income taxes – GAAP	$884	$1,006	$834	$970	$949
Less: Net securities gains	7	13	6	1	5
Noncontrolling interests of consolidated investment management funds	24	33	(12)	14	44
Add: Special litigation reserves	164	N/A	N/A	N/A	N/A
Restructuring charges	7	(15)	15	21	(6)
M&I expenses	26	14	56	43	17
Amortization of intangible assets	97	98	111	115	108
Income from continuing operations before income taxes excluding net securities gains, noncontrolling interests of consolidated investment management funds, special litigation reserves, restructuring charges, M&I expenses and amortization of intangible assets – Non-GAAP	$1,147	$1,057	$1,022	$1,134	$1,019
Fee and other revenue – GAAP	$2,529	$2,555	$2,668	$2,972	$2,838
Income of consolidated investment management funds – GAAP	65	65	37	59	110
Net interest revenue – GAAP	765	722	718	720	698
Total revenue – GAAP	3,359	3,342	3,423	3,751	3,646
Less: Net securities gains	7	13	6	1	5
Noncontrolling interests of consolidated asset management funds	24	33	(12)	14	44
Total revenue excluding net securities gains and noncontrolling interests of consolidated investment management funds – Non-GAAP	$3,328	$3,296	$3,429	$3,736	$3,597
Pre-tax operating margin (a)	26%	30%	24%	26%	26%
Pre-tax operating margin excluding net securities gains, noncontrolling interests of consolidated asset management funds, special litigation reserves, restructuring charges, M&I expenses and amortization of intangible assets – Non-GAAP (a)	34%	32%	30%	30%	28%
(a)	Income before taxes divided by total revenue.
N/A	– Not applicable.

Return on common equity and tangible common equity (dollars in millions)	1Q10 (a)	2Q10 (a)	3Q10 (a)	4Q10 (a)	1Q11
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$559	$658	$622	$679	$625
Less: Loss from discontinued operations, net of tax	(42)	(10)	(3)	(11)	—
Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	601	668	625	690	625
Add: Amortization of intangible assets	62	60	70	72	68
Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	$663	$728	$695	$762	$693

Average common shareholders’ equity	$29,715	$30,462	$31,868	$32,379	$32,827
Less: Average goodwill	16,143	16,073	17,798	18,073	18,121
Average intangible assets	5,513	5,421	5,956	5,761	5,664
Add: Deferred tax liability – tax deductible goodwill	720	746	763	816	862
Deferred tax liability – non-tax deductible intangible assets	1,660	1,649	1,634	1,625	1,658
Average tangible common shareholders’ equity – Non-GAAP	$10,439	$11,363	$10,511	$10,986	$11,562

Return on common equity – GAAP (b)	8.2%	8.8%	7.8%	8.5%	7.7%

Return on tangible common equity – Non-GAAP (b)	25.8%	25.7%	26.3%	27.5%	24.3%
(a)	Presented on a continuing operations basis.
(b)	Annualized.

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BNY Mellon 1Q11 Quarterly Earnings Review

Equity to assets and book value per common share (dollars in millions, unless otherwise noted)	March 31, 2010	Dec. 31, 2010	March 31, 2011
Common shareholders’ equity at period end – GAAP	$29,683	$32,354	$33,258
Less: Goodwill	16,077	18,042	18,156
Intangible assets	5,449	5,696	5,617
Add: Deferred tax liability – tax deductible goodwill	720	816	862
Deferred tax liability – non-tax deductible intangible assets	1,660	1,625	1,658
Tangible common shareholders’ equity at period end – Non-GAAP	$10,537	$11,057	$12,005

Total assets at period end – GAAP	$220,551	$247,259	$266,444
Less: Assets of consolidated investment management funds	12,568	14,766	14,699
Subtotal assets of operations – Non-GAAP	207,983	232,493	251,745
Less: Goodwill	16,077	18,042	18,156
Intangible assets	5,449	5,696	5,617
Cash on deposit with the Federal Reserve and other central banks (a)	14,709	18,566	24,613
Tangible assets of operations at period end – Non-GAAP	$171,748	$190,189	$203,359

Common shareholders’ equity to total assets – GAAP	13.5%	13.1%	12.5%
Tangible common shareholders’ equity to tangible assets of operations – Non-GAAP	6.1%	5.8%	5.9%

Period end common shares outstanding (in thousands)	1,212,941	1,241,530	1,241,724

Book value per common share	$24.47	$26.06	$26.78
Tangible book value per common share – Non-GAAP	$8.69	$8.91	$9.67
(a) Assigned a zero percent risk weighting by the regulators.
Calculation of Tier 1 common equity to risk-weighted assets ratio (a) (dollars in millions)	March 31, 2010	Dec. 31, 2010	March 31, 2011 (b)
Total Tier 1 capital	$13,426	$13,597	$14,405
Less: Trust preferred securities	1,667	1,676	1,686
Total Tier 1 common equity	$11,759	$11,921	$12,719

Total risk-weighted assets	$101,197	$101,407	$102,963

Tier 1 common equity to risk-weighted assets ratio	11.6%	11.8%	12.4%
(a)	On a regulatory basis using Tier 1 capital as determined under Basel I guidelines.
(b)	Preliminary.

Return on Tier 1 common equity (dollars in millions)	1Q11
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$625
Average Tier 1 common equity	$12,320
Return on Tier 1 common equity (a)	21%
(a)	Annualized.

Cautionary Statement

A number of statements (i) in this Quarterly Earnings Review, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be expressed in a variety of ways, including the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Review, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2010 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Review speak only as of April 19, 2011 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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